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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934







       Date of report (date of earliest event reported): February 6, 2002
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                             ASPEN TECHNOLOGY, INC.
            ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





           DELAWARE                         0-24786               04-2739697
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(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)




                 Ten Canal Park, Cambridge, Massachusetts 02141
              ----------------------------------------------------
              (Address of principal executive office and zip code)



       Registrant's telephone number, including area code: (617) 949-1000
                                                           --------------



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ITEM 5.  OTHER EVENTS

A.   ISSUANCE OF PREFERRED STOCK AND WARRANTS

     On February 6, 2002, we issued and sold 30,000 shares of Series B-1 convertible preferred stock, together with warrants to purchase 365,854 shares of common stock, for a purchase price of $30.0 million. In the discussion below, we refer to these securities as Series B-1 preferred and initial warrants. The Series B-1 preferred and initial warrants were issued in a private placement to three institutional investors. The purchasers may be required to purchase, and we may be required to sell, shares of Series B-2 convertible preferred stock, together with additional warrants, on or about February 28, 2002 except in the circumstances provided in the securities purchase agreement. We refer to those securities below as Series B-2 preferred and additional warrants.

     We intend to use our net proceeds from the private placement for working capital and other general corporate purposes, which may include acquisitions of, or investments in, one or more new technologies, products or businesses.

     The terms of the Series B-1 and B-2 preferred are set forth in a certificate of designations that forms a part of our charter. In addition, some of our obligations to holders of Series B-1 preferred and initial warrants, and any Series B-2 preferred and additional warrants are contained in a securities purchase agreement and registration rights agreement entered into at the closing of the private placement. THE FOLLOWING SUMMARIES OF PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS, THE INITIAL WARRANTS, THE SECURITIES PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE DETAILED PROVISIONS OF THOSE DOCUMENTS, COPIES OF WHICH ARE FILED AS EXHIBITS 4.2, 99.1, 99.2 AND 99.3 TO THIS CURRENT REPORT ON FORM 8-K.

     SERIES B-1 PREFERRED

     The certificate of designations established a newly designated series of 30,000 shares of Series B-1 convertible preferred stock, $.10 par value per share. All of the authorized shares of Series B-1 preferred were issued on February 6, 2002 in the private placement. Each share of Series B-1 preferred has an initial stated value of $1,000. The Series B-1 preferred accrues dividends at an annual rate of 4% that is payable quarterly, commencing June 30, 2002, in either cash or common stock, at our option (subject to our satisfaction of specified conditions set forth in the certificate of designations). The Series B-1 preferred is subject to mandatory redemption on February 7, 2009. Some of the additional redemption, conversion, repurchase and other provisions of the certificate of designations are summarized below.

     CONVERSION

     CONVERSION AT OPTION OF HOLDERS. Each share of Series B-1 preferred is convertible into a number of shares of common stock equal to the stated value, which initially is $1,000, divided by a conversion price of $19.97, subject to antidilution and other adjustments summarized below and set forth in detail in the certificate of designations. As a result, the shares of Series B-1 preferred initially are convertible into an aggregate of approximately 1,502,254 shares of common stock. If we issue additional shares of common stock, or instruments convertible or exchangeable for common stock, at an effective net price less than the lesser of (a) $17.75 and (b) the then-applicable conversion price, the conversion price will be reduced to equal that effective net price. These adjustments do not apply, however, to the issuance of common stock or such instruments in specified firm commitment underwritten public offerings, strategic arrangements, mergers or acquisitions, and grants and purchases of securities pursuant to equity incentive plans. In


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addition, the conversion price of the Series B-1 preferred is subject to equitable adjustment in the event of stock splits, stock dividends, distributions, subdivisions or combinations affecting common stock.

     MANDATORY CONVERSION. In general, we may require holders to convert their shares of Series B-1 preferred into common stock if the closing price of the common stock has exceeded 135% of the conversion price for 25 consecutive trading days at any time after the effective date of a registration statement covering the common stock issuable upon conversion (see "Registration of Underlying Common Stock" below). We may be precluded, to the extent set forth in the certificate of designations, from exercising this right in circumstances where some of the 25 trading days occurred after we have publicly announced a change of control event.

     REDEMPTION

     REDEMPTION AT OPTION OF HOLDERS. From August 6, 2003 until February 6, 2004, holders may require that we redeem up to a total of 15,000 shares of Series B-1 preferred if the average closing price of the common stock for the 20 consecutive trading days immediately preceding August 6, 2003 or any date thereafter is below the then-applicable conversion price. Beginning on February 6, 2004, holders may require that we redeem any or all of their shares of Series B-1 preferred. Any such redemption must be made in cash or stock, at our option (subject to our satisfaction of specified conditions set forth in the certificate of designations), at a price equal to the stated value plus accrued but unpaid dividends. The Series B-1 preferred is not subject to optional redemption before August 6, 2003, except as described in the following paragraph.

     REDEMPTION OR CONVERSION UPON CHANGE OF CONTROL. In the event of a specified "change of control," a holder may require that we redeem shares of Series B-1 preferred in cash at a price equal to 115% of the stated value, plus accrued but unpaid dividends. In such an event, a holder alternatively may elect to convert shares of Series B-1 preferred into the consideration that the holder would have received had the holder converted the shares of Series B-1 preferred into common stock immediately before the change of control event. Events constituting a change of control for these purposes are set forth in the certificate of designations.

     MANDATORY REDEMPTION. We will be required to redeem all of the then-outstanding Series B-1 preferred on February 7, 2009 at a price equal to the stated value plus all accrued but unpaid dividends. The redemption price may be paid in cash, common stock or both, at our option (subject to our satisfaction of specified conditions set forth in the certificate of designations).

     REPURCHASE

     Upon the occurrence of specified "triggering events," each holder may require that we repurchase all or any portion of the shares of Series B-1 preferred then held by such holder at a price per share equal to 115% of the greater of:

     -    the stated value of the shares, and

     - the market value of the common stock issuable upon conversion of the shares,

together with all accrued and unpaid dividends. In addition, holders may require that we repurchase all or any portion of shares of common stock previously issued upon conversion of shares of Series B-1 preferred, at a price per share equal to 115% of the market value of the common stock.

     The triggering events are set forth in the certificate of designations and in general relate to:


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     -    bankruptcy-related events;

     -    changes of control;

     -    a suspension of trading of the common stock;

     - our failure to have sufficient authorized shares of common stock reserved for issuance upon conversions of Series B-1 preferred or exercises of initial warrants or to deliver common stock certificates upon any such conversion or exercise;

     - our failure to cause a registration statement to be filed, or to be declared and maintained effective, as required under the registration rights agreement;

     - our failure to make a cash payment when due, or any other continuing default by us, under any of the documents delivered in connection with the placement.

     If a triggering event (other than a bankruptcy-related event, a change of control or a payment default) occurs and is continuing after the expiration of any applicable cure period, we must pay holders an amount in cash equal to one percent for each of the first two months, and two percent for each subsequent month, of the aggregate purchase price originally paid for the Series B-1 preferred and initial warrants. These amounts will no longer accrue to a holder if the holder elects to have its Series B-1 preferred and initial warrants repurchased as described above.

     FUTURE FINANCING RIGHTS

     We have granted to the purchasers of the Series B-1 preferred and initial warrants rights to participate in specified sales of our equity or equity-equivalent securities until the second anniversary of the closing of the placement of Series B-2 preferred and additional warrants. Pursuant to these rights, the purchasers could elect to acquire fifty percent of any equity or equity-equivalent securities that we propose to offer, other than securities issued in connection with specified firm commitment underwritten public offerings, strategic arrangements, mergers or acquisitions, and grants and purchases of securities pursuant to equity incentive plans. The purchasers must either exercise their right in full by purchasing fifty percent of the securities we propose to offer, or choose not to exercise their right of first refusal.

     INITIAL WARRANTS

     The initial warrants are exercisable through February 6, 2007 to purchase 365,854 shares of common stock at an initial exercise price of $23.99 per share. If we issue additional shares of common stock, or instruments convertible or exchangeable for common stock, at an effective net price less than the exercise price, the exercise price will be reduced to equal that effective net price. These adjustments do not apply, however, to the issuance of common stock or such instruments in specified firm commitment underwritten public offerings, strategic arrangements, mergers or acquisitions, and grants and purchases of securities pursuant to equity incentive plans. The initial warrants are subject to repurchase as described above under "Series B-1 Preferred--Repurchase."

     REGISTRATION OF UNDERLYING COMMON STOCK

     In connection with the transactions described above, we have agreed to register for resale under the Securities Act the shares of common stock issuable upon conversion of the Series B-1 preferred shares and exercisable under the initial warrants. Pursuant to the registration rights agreement with the purchasers (a copy of which is filed as Exhibit 99.2 to this current Report on Form 8-K), we have agreed to register these shares on a shelf registration statement on Form S-3. We have agreed to have an initial


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registration statement declared effective by May 30, 2002 and to use our best efforts to keep it continuously effective until the earlier of (a) the second anniversary of the closing of the purchase of the Series B-2 preferred stock and the additional warrants or (b) all the shares covered by the registration statement have been sold. During such period, we may not suspend sales under the registration statement except in the limited circumstances set forth in the registration rights agreement.

     ADDITIONAL PRIVATE PLACEMENT

     The purchasers of the Series B-1 preferred and initial warrants are required to purchase, and we are required to issue and sell, up to 20,000 shares of Series B-2 convertible preferred stock, $.10 par value per share, together with additional warrants to purchase common stock, on or about February 28, 2002, for an aggregate purchase price of $20.0 million. Neither we nor the purchasers will be required to proceed with the placement if the volume weighted average price (calculated as set forth in the securities purchase agreement) of the common stock is less than either:

     -    $12.77 for the twenty trading days ending February 27, 2002, or

     -    $13.33 for the three trading days ending February 27, 2002,

unless we and the purchasers otherwise agree or unless the purchasers elect to purchase Series B-2 preferred with a conversion price of $15.00. If the second placement is completed, the additional warrants will have an initial exercise price equal to 130% of the volume weighted average price of the common stock as of February 27, 2002.

     The rights, obligations and preferences of each share of Series B-2 preferred are set forth in the certificate of designations and would be substantially identical to those of the Series B-1 preferred, except for the conversion price, which would be determined as described in the securities purchase agreement. Similarly, the terms of the additional warrants would be substantially identical to those of the initial warrants, except for the exercise price and the number of shares of common stock purchasable thereunder. Under the registration rights agreement, we have agreed to register for resale under the Securities Act the shares of common stock issuable upon conversion of the Series B-2 preferred and exercisable under the additional warrants, on substantially the same terms as we have agreed to register common stock issuable upon conversion of the Series B-1 preferred and exercise of the additional warrants.

     AMENDMENT TO RIGHTS AGREEMENT

     In connection with the private placement of the Series B-1 preferred and initial warrants, we amended our rights agreement dated as of March 12, 1998 with American Stock Transfer & Trust Company, as rights agent, in order to exclude from the provisions of the rights agreement any beneficial ownership of common stock deemed to result from holdings of Series B-1 or B-2 preferred and initial or additional warrants. A copy of the amendment is included as Exhibit
4.1 to this current report on Form 8-K.

B.   ARRANGEMENTS WITH ACCENTURE

     On February 12, 2002, we issued a press release announcing a strategic alliance with Accenture focused on creating solutions for manufacturing and supply chain execution by chemical and petroleum manufacturers. A copy of the press release is filed as Exhibit 99.8 to this current report on Form 8-K.

     As part of the alliance arrangements, we will compensate Accenture for implementation services and licensed intellectual property by issuing shares of common stock to Accenture as follows:


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     -    On or before June 9, 2002, we will issue to Accenture a number of shares of common stock equal to $18.5 million divided by the average closing price of the common stock on the ten trading days ending one day before the date of issuance.

     - On August 30, 2002, we will issue to Accenture a number of shares of common stock equal to $11.1 million divided by the average closing price of the common stock on the ten trading days ending one day before the date of issuance.

     - If Accenture completes specified development work, we will, on or about July 31, 2003, issue to Accenture a number of shares of common stock of up to $7.4 million divided by the average closing price of the common stock on the ten trading days ending one day before the date of issuance.

In contemplation of the issuance of these shares of common stock, Accenture and Aspen entered into (a) a registration rights agreement under which we agreed to register those shares for sale by Accenture under the Securities Act and (b) a stockholder agreement relating to, among other things, the voting and transfer of those shares. Copies of the registration rights agreement and stockholder agreement with Accenture are filed as Exhibits 99.6 and 99.7, respectively, to this current report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     Not applicable.

(b)  Pro Forma Financial Information

     Not applicable.

(c)  Exhibits

     Exhibit
     Number    Description
     ------    -----------

       4.1 Amendment No. 2, dated as of February 6, 2002, to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.5 to Amendment No. 3 to Form 8-A filed by Aspen Technology, Inc. on February 12, 2002 and incorporated herein by reference)

       4.2 Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock

      99.1 Securities Purchase Agreement dated as of February 6, 2002 between Aspen Technology, Inc. and the Purchasers named therein

      99.2 Registration Rights Agreement dated as of February 6, 2002 between Aspen Technology, Inc. and the Purchasers named therein

      99.3     Form of Warrant of Aspen Technology, Inc. dated as of February 6,
               2002

      99.4 Press Release of Aspen Technology, Inc., dated as of February 7, 2002, with respect to the issuance of preferred stock and warrants

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      99.5     Amendment Agreement No. 3, dated as of February 6, 2002, to
               Credit Agreement dated as of October 27, 2000 between Aspen Technology, Inc. and Fleet National Bank

      99.6 Registration Rights Agreement dated as of February 8, 2002 between Aspen Technology, Inc. and Accenture LLP

      99.7 Stockholder Agreement dated as of February 8, 2002 between Aspen Technology, Inc. and Accenture LLP

      99.8 Press release of Aspen Technology, Inc. and Accenture LLP issued on February 12, 2002, with respect to the alliance with Accenture LLP

ITEM 9. REGULATION FD DISCLOSURE

A.   ISSUANCE OF PREFERRED STOCK AND WARRANTS.

     We do not expect the issuance of the Series B-1 preferred and initial warrants to result in any material dilution to our earnings per share for the fiscal years ending June 30, 2002 and 2003. The issuance of these securities may, however, be immaterially dilutive in the event of a relatively significant increase in the market price of the common stock.

B.   ARRANGEMENTS WITH ACCENTURE

     We do not expect the alliance with Accenture to result in any material dilution to our earnings per share for the fiscal year ending June 30, 2002. For the fiscal year ending June 30, 2003, we expect the alliance will be accretive, especially in the second half of the fiscal year. We expect the alliance to be significantly accretive for the fiscal year ending June 30, 2004.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASPEN TECHNOLOGY, INC.

Date:  February 12, 2002

                                        By: /s/ Lisa W. Zappala
                                            -----------------------------------
                                            Lisa W. Zappala
                                            Senior Vice President, Finance and
                                              Chief Financial Officer




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